Exhibit 99.1

Tyler Technologies Reports Earnings

For First Quarter 2015

Quarterly net income rises 45 percent as revenues grow 20 percent

PLANO, Texas – Apr. 22, 2015 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights:

•	Total revenue was $135.0 million, up 19.8 percent from $112.6 million for the first quarter of 2014. Organic growth was 19.2 percent.

•	Recurring revenue from maintenance and subscriptions was $82.6 million, an increase of 16.8 percent compared to the first quarter of 2014, and comprised 61.2 percent of first quarter 2015 revenue.

•	Royalty revenue from Microsoft Dynamics® AX, which is included in software licenses and royalties, was $850,000, up 29.0 percent compared to $659,000 for the first quarter of 2014.

•	Operating income was $27.2 million, an increase of 36.8 percent from $19.9 million for the first quarter of 2014.

•	Net income was $17.3 million, or $0.48 per diluted share, up 45.4 percent compared to $11.9 million, or $0.33 per diluted share, for the first quarter of 2014.

•	Cash flow from operations was negative $2.1 million, compared to $16.6 million for the first quarter of 2014.

•	Non-GAAP operating income was $33.1 million, up 32.7 percent from $25.0 million for the first quarter of 2014.

•	Adjusted EBITDA was $35.3 million, up 31.5 percent compared to $26.9 million for the first quarter of 2014.

•	Non-GAAP net income was $21.3 million, or $0.59 per diluted share, up 38.3 percent compared to $15.4 million, or $0.43 per diluted share, for the first quarter of 2014.

•	Total backlog was $689.6 million, up 27.6 percent from $540.3 million at March 31, 2014. Software-related backlog (excluding appraisal services) was $633.4 million, an increase of 24.5 percent compared to $508.8 million at March 31, 2014.

“Tyler’s first quarter results provided a remarkable start to 2015. Total revenues grew almost 20 percent and reached a new quarterly high, led by 27.3 percent growth in software licenses and royalties,” said John S. Marr Jr., Tyler’s president and chief executive officer. “Gross margins expanded 70 basis points, even as we absorbed costs associated with onboarding new staff and some incremental strategic product development efforts. Leverage in our selling, general and administrative and R&D expenses drove improvement in GAAP and non-GAAP operating margins of 250 basis points and 230 basis points, respectively.

“Bookings in the quarter grew 22 percent over the first quarter of 2014. SaaS bookings were particularly robust, as the total new SaaS contract value more than tripled over last year’s first quarter level. We attribute Tyler’s continued success in the market to our strong competitive position across product suites,

Tyler Technologies Reports Earnings

For First Quarter 2015

Apr. 22, 2015

as well as our consistently high level of operational execution. The market environment remains solid and our new-business pipeline is active. With our excellent first quarter performance and current outlook for the remainder of 2015, we have raised our earnings guidance for the full year.”

Guidance for 2015

As of April 22, 2015, Tyler Technologies is providing the following guidance for the full year 2015:

•	Total revenues are expected to be in the range of $568 million to $575 million.

•	Diluted earnings per share are expected to be approximately $1.93 to $2.01.

•	Non-GAAP diluted earnings per share are expected to be approximately $2.46 to $2.54.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $19.5 million to $20.0 million.

•	The effective tax rate is expected to be between approximately 37.5 percent and 38.5 percent.

•	Capital expenditures are expected to be between $13.5 million and $14.5 million, and total depreciation and amortization expense is expected to be between $15.5 million and $16.5 million, including approximately $6.5 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, April 23, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10063935. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on April 23, 2015.

Participants who do not wish to pre-register for the call may dial in using 866-777-2509 (U.S. callers) or 412-317-5413 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through April 30, 2015. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10063935.

The live webcast and archived replay can also be accessed at www.tylertech.com.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector – cities, counties, schools and other government entities – to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 13,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes named Tyler one of “America’s Best Small Companies” eight times and the company has been included six times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

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Tyler Technologies Reports Earnings

For First Quarter 2015

Apr. 22, 2015

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) general economic, political and market conditions; (6) technological and market risks associated with the development of

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Tyler Technologies Reports Earnings

For First Quarter 2015

Apr. 22, 2015

new products or services or of new versions of existing or acquired products or services; (7) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact:    Brian K. Miller

Executive Vice President – CFO

Tyler Technologies, Inc.

(972) 713-3720

brian.miller@tylertech.com

15-xx

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TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Software licenses and royalties	$14,300	$11,232
Subscriptions	25,288	20,507
Software services	30,804	24,307
Maintenance	57,348	50,240
Appraisal services	6,089	4,851
Hardware and other	1,137	1,489

Total revenues	134,966	112,626

Cost of revenues:
Software licenses and royalties	553	531
Acquired software	456	481
Software services, maintenance and subscriptions	65,377	54,999
Appraisal services	4,135	3,311
Hardware and other	566	774

Total cost of revenues	71,087	60,096

Gross profit	63,879	52,530

Selling, general and administrative expenses	28,545	25,367
Research and development expense	7,004	6,172
Amortization of customer and trade name intangibles	1,152	1,129

Operating income	27,178	19,862
Other income (expense), net	181	(259)

Income before income taxes	27,359	19,603
Income tax provision	10,086	7,720

Net income	$17,273	$11,883

Earnings per common share:
Basic	$0.51	$0.36

Diluted	$0.48	$0.33

Weighted average common shares outstanding:
Basic	33,562	32,916
Diluted	35,895	35,500

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$63,879	$52,530
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	701	513
Add: Amortization of acquired software	456	481

Non-GAAP gross profit	$65,036	$53,524

Non-GAAP gross margin	48.2%	47.5%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$27,178	$19,862
Non-GAAP adjustments:
Add: Share-based compensation expense	4,258	3,462
Add: Employer portion of payroll tax related to employee stock transactions	76	24
Add: Amortization of acquired software	456	481
Add: Amortization of customer and trade name intangibles	1,152	1,129

Non-GAAP adjustments subtotal	$5,942	$5,096

Non-GAAP operating income	$33,120	$24,958

Non-GAAP operating margin	24.5%	22.2%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$17,273	$11,883
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	5,942	5,096
Less: Tax impact related to non-GAAP adjustments	(1,866)	(1,540)

Non-GAAP net income	$21,349	$15,439

Non-GAAP earnings per diluted share	$0.59	$0.43

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$701	$513
Selling, general and administrative expenses	3,557	2,949

Total share-based compensation expense	$4,258	$3,462

Reconciliation of adjusted EBITDA
GAAP net income	$17,273	$11,883
Amortization of customer and trade name intangibles	1,152	1,129
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,561	2,527
Interest expense included in other expense, net	—	143
Income tax provision	10,086	7,720

EBITDA	$31,072	$23,402

Share-based compensation expense	4,258	3,462

Adjusted EBITDA	$35,330	$26,864

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$194,721	$206,167
Accounts receivable, net	105,790	112,660
Other current assets	17,590	18,209
Deferred income taxes	9,674	9,674

Total current assets	327,775	346,710

Accounts receivable, long-term portion	311	1,761
Property and equipment, net	67,301	65,910

Other assets:
Goodwill and other intangibles, net	157,257	158,864
Other	15,738	737

Total assets	$568,382	$573,982

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$28,132	$43,627
Income tax payable	4,816	—
Deferred revenue	164,706	189,212

Total current liabilities	197,654	232,839

Deferred income taxes	4,340	4,170
Shareholders' equity	366,388	336,973

Total liabilities and shareholders' equity	$568,382	$573,982

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$17,273	$11,883
Adjustments to reconcile net income to cash (used) provided by operations:
Depreciation and amortization	3,713	3,656
Share-based compensation expense	4,258	3,462
Excess tax benefit from exercise of share-based arrangements	(3,558)	(2,158)
Changes in operating assets and liabilities	(23,781)	(283)

Net cash (used) provided by operating activities	(2,095)	16,560

Cash flows from investing activities:
Investment in Record Holdings Pty Limited	(15,000)	—
Cost of acquisitions	(325)	—
Additions to property and equipment	(1,909)	(3,630)
Decrease in other	—	308

Net cash used by investing activities	(17,234)	(3,322)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,425	2,024
Contributions from employee stock purchase plan	900	849
Excess tax benefit from exercise of share-based arrangements	3,558	2,158

Net cash provided by financing activities	7,883	5,031

Net (decrease) increase in cash and cash equivalents	(11,446)	18,269
Cash and cash equivalents at beginning of period	206,167	78,876

Cash and cash equivalents at end of period	$194,721	$97,145